EXHIBIT 10.23

                       First Amended and Restated Limited
                         Liability Company Agreement of
                             Courtyard Annex, L.L.C.

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                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF
                             COURTYARD ANNEX, L.L.C.

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         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE PENNSYLVANIA OR THE
         DELAWARE SECURITIES ACT. IN ADDITION, THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM SUCH REGISTRATION SET FORTH IN THE SECURITIES ACT OF 1933 PROVIDED BY SECTION 4(2) THEREOF, NOR HAVE THEY BEEN REGISTERED WITH THE SECURITIES COMMISSION OF CERTAIN STATES IN RELIANCE UPON CERTAIN EXEMPTIONS FROM REGISTRATION. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE OFFERED
         FOR  SALE,  PLEDGED,  HYPOTHECATED,   SOLD  OR  TRANSFERRED  EXCEPT  IN
         COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT AND IN A TRANSACTION WHICH IS EITHER EXEMPT FROM REGISTRATION UNDER SUCH ACTS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACTS



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                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                             COURTYARD ANNEX, L.L.C.

                                TABLE OF CONTENTS


ARTICLE 1 DEFINITIONS; EXHIBITS..................................................................................2
                  Section 1.1       Certain Definitions..........................................................2
                  Section 1.2       Other Definitions............................................................2
                  Section 1.3       Exhibits.....................................................................2
ARTICLE 2 FORMATION; NAME; PLACE OF BUSINESS.....................................................................2
                  Section 2.1       Acknowledgment of Formation of Company; Certificate
                                    of Formation.................................................................2
                  Section 2.2       Name of Company..............................................................3
                  Section 2.3       Place of Business............................................................3
                  Section 2.4       Registered Office and Registered Agent.......................................3
ARTICLE 3 PURPOSES AND POWERS OF COMPANY.........................................................................3
                  Section 3.1       Purpose......................................................................3
                  Section 3.2       Powers.......................................................................3
                  Section 3.3       Limits of Company............................................................3
                  Section 3.4       No Individual Authority......................................................4
                  Section 3.5       Responsibility of Members....................................................4
                  Section 3.6       Historic Tax Credit Requirements.............................................5
ARTICLE 4 TERM OF COMPANY........................................................................................5
ARTICLE 5 PROPERTY INVESTMENT....................................................................................5
ARTICLE 6 PERCENTAGE INTERESTS; CAPITAL..........................................................................5
                  Section 6.1       Members' Percentage Interests................................................5
                  Capital Contributions; Contribution Loans......................................................5
                           6.2.1    Capital Contributions........................................................6
                           6.2.2    Contribution Loans...........................................................6
                  Financing; Financing...........................................................................6
                           6.3.1    TIF Financing................................................................6
                           6.3.2    Qualified Financing..........................................................7
                           6.3.3    Other Third Party Financing..................................................8
                  Section 6.4       No Third Party Rights........................................................8
                  Section 6.5       No Interest on Capital.......................................................8
                  Section 6.6       Reduction of Capital Accounts................................................8
                  Section 6.7       Negative Capital Accounts....................................................8
                  Section 6.8       Limit on Contributions and Obligations of Members............................9
ARTICLE 7 PROFITS, LOSSES, DISTRIBUTIONS, AND ALLOCATIONS........................................................9
                  Section 7.1       Profits......................................................................9
                  Section 7.2       Distribution of Cash Flow...................................................10
                  Section 7.3       Distribution of Capital Proceeds............................................10
                  Section 7.4       Special Distribution of TIF Financing.......................................10


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                  Section 7.5       Special Distribution of Qualified Financing.................................10
                  Section 7.6       Special Distribution of Security Deposit....................................11
ARTICLE 8 COMPANY BOOKS; ACCOUNTING/FINANCIAL STATEMENTS........................................................11
                  Section 8.1       Books and Records...........................................................11
                  Section 8.2       Tax Returns.................................................................11
                  Section 8.3       Financial Statements and Information........................................11
                  Section 8.4       Bank Accounts...............................................................12
                  Section 8.5       Tax Elections...............................................................12
                  Section 8.6       Tax Matters Member..........................................................12
ARTICLE 9 MANAGEMENT OF THE COMPANY
                  Section 9.1       Management of the Company...................................................13
                  Section 9.2       The Administrative Member...................................................13
                  Section 9.3       Authorization for Expenditures..............................................15
                  Section 9.4       Rights Not Assignable.......................................................15
                  Section 9.5       Major Decisions.............................................................15
                  Section 9.6       Indemnification of the Members, Board Members, Officers
                                    and any Affiliate...........................................................15
ARTICLE 10 COMPENSATION; REIMBURSEMENTS; CONTRACTS WITH AFFILIATES..............................................16
                  Section 10.1      Compensation, Reimbursements................................................16
                           10.1.1   Compensation................................................................16
                           10.1.2   Reimbursements..............................................................16
ARTICLE 11 SALE, TRANSFER OR MORTGAGE OF INTEREST...............................................................17
                  Section 11.1      General.....................................................................17
                  Section 11.2      Put-Call Rights.............................................................17
                           11.2.1   Exercise of Right...........................................................17
                           11.2.2   Determination of Exercise Price.............................................17
                           11.2.2   Value Determined by Appraisal...............................................18
                           11.2.4   Closing of Purchase and Sale................................................18
                           11.2.5   Liabilities.................................................................19
                           11.2.6   Withdrawal of CBM...........................................................19
                  Section 11.3      Agreements with Transferees.................................................19
                  Section 11.4      No Termination..............................................................19
ARTICLE 12 DEFAULTS.............................................................................................20
                  Section 12.1      Events of Default...........................................................20
                  Section 12.2      Remedies....................................................................20
ARTICLE 13 DISSOLUTION..........................................................................................21
                  Section 13.1      Causes of Dissolution and Termination.......................................21
                  Section 13.2      Procedure in Dissolution and Liquidation....................................21
                           13.2.1   Winding Up..................................................................21
                           13.2.2   Management Rights During Winding Up.........................................22
                           13.2.3   Work in Progress............................................................22
                           13.2.4   Distributions in Liquidation................................................22
                           13.2.5   Non-Cash Assets.............................................................22
                           13.2.6   Deemed Distribution and Recontribution......................................22
                           13.2.7   Allocations During Period of Liquidation....................................23
                           13.2.8   Character of Liquidating Distributions......................................23
                  Section 13.3      Disposition of Documents and Records........................................23
                  Section 13.4      Date of Termination.........................................................23
ARTICLE 14 INDEMNIFICATION......................................................................................23


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ARTICLE 15 GENERAL PROVISIONS...................................................................................24
                  Section 15.1      Notices.....................................................................24
                  Section 15.2      Entire Agreement............................................................24
                  Section 15.3      Severability................................................................25
                  Section 15.4      Successors and Assigns......................................................25
                  Section 15.5      Counterparts................................................................25
                  Section 15.6      Additional Documents and Acts...............................................25
                  Section 15.7      Interpretation..............................................................25
                  Section 15.8      Terms.......................................................................25
                  Section 15.9      Amendment...................................................................25
                  Section 15.10     References to this Agreement................................................25
                  Section 15.11     Headings....................................................................26
                  Section 15.12     No Third Party Beneficiary..................................................26
                  Section 15.13     No Waiver...................................................................26
                  Section 15.14     Time of Essence.............................................................26


EXHIBIT A         -   DEFINITIONS
EXHIBIT B         -   TAX ALLOCATIONS
EXHIBIT C         -   MAJOR DECISIONS
EXHIBIT D         -   CREDIT CONDITIONS
EXHIBIT E         -   PROPERTY EXPENSES

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                           FIRST AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                             COURTYARD ANNEX, L.L.C.


         THIS FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") is entered into and shall be effective as of November 15, 1999 ("Effective Date"), by and between CNL HOSPITALITY PARTNERS, LP, a Delaware limited partnership ("CNL"), and CBM ANNEX, INC., a Delaware corporation ("CBM"), which together with any other persons or entities who shall in the future execute and deliver this Agreement pursuant to the provisions hereof shall hereinafter collectively be referred to as the "Members."

                                R E C I T A L S :

         A. CBM and Courtyard Annex, Inc., a Delaware corporation ("CAI"), formed a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act (the "Act") under the name COURTYARD ANNEX, L.L.C. (the "Company") pursuant to a Certificate of Limited Liability Company, dated October 17, 1997 (the "Certificate");

         B. CAI agreed with the consent of CBM to sell, transfer and assign its entire eighty-nine percent (89%) membership interest in the Company to CNL under that certain Purchase and Sale Agreement dated November __, 1999, between CAI, as Seller, and CNL, as Purchaser (the "Purchase and Sale Agreement");

         C. CAI has, as of the date hereof, sold, transferred and assigned its aforesaid membership interest to CNL pursuant to the Purchase and Sale Agreement as evidenced by that certain Assignment and Assumption Agreement of even date herewith between CAI, as assignor, and CNL, as assignee;

         D. CNL and CBM have agreed that effective upon the assignment of CAI's membership interest to CNL, the Limited Liability Company Agreement of the Company dated as of October 17, 1997 ("Original Agreement"), would be amended and restated in its entirety in the manner hereinafter set forth; and

         E. the Members desire to continue the Company for the purposes hereinafter set forth, subject to the terms and conditions of the Original Agreement as amended and restated in the manner hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing, and of the covenants and agreements hereinafter set forth, it is hereby agreed that the Company's Original Agreement is hereby amended and restated in its entirety to read as follows:



                                    ARTICLE 1

                              DEFINITIONS; EXHIBITS

         Section 1.1       Certain Definitions.

         Unless the context otherwise specifies or requires, capitalized terms used herein shall have the respective meanings assigned thereto in Exhibit A, attached hereto and incorporated herein by reference for all purposes of this Agreement (such definitions to be equally applicable to both the singular and the plural forms of the terms defined). Unless otherwise specified, all references herein to Articles or Sections are to Articles or Sections of this Agreement.

         Section 1.2       Other Definitions.

         In addition to the terms defined in Exhibit A, other terms will have the definitions provided elsewhere in this Agreement.

         Section 1.3       Exhibits.

         Attached hereto and forming an integral part of this Agreement are various exhibits which are listed in the Table of Contents for this Agreement, all of which are incorporated into this Agreement as fully as if the content thereof were set out in full herein at each point of reference thereto.

                                    ARTICLE 2

                       FORMATION; NAME; PLACE OF BUSINESS

         Section 2.1 Acknowledgment of Formation of Company; Certificate of Formation.

         The Members of the Company hereby:

         (a) acknowledge the formation of the Company as a limited liability company pursuant to the Act by virtue of the filing of the Certificate with the Recording Office on October 17, 1997;

         (b)      confirm and agree to their status as Members of the Company;

         (c) execute this Agreement for the purpose of continuing the existence of the Company and establishing the rights, duties, and relationship of the Members;

         (d)      agree to each make  capital  contributions  as  set  forth  in
                  Section 6.2; and

         (e) (i) agree that if the laws of any jurisdiction in which the Company transacts business so require, the Members shall cause the Administrative Member to file, with the appropriate office in that jurisdiction, any documents necessary for the Company to qualify to transact business under such laws; and (ii) agree and obligate themselves to execute, acknowledge, and cause to be filed for record, in the place or places and manner prescribed by law, any amendments to the Certificate as may be required, either by the Act, by the laws of any jurisdiction in which the Company transacts business, or by this Agreement, to reflect changes in the information contained therein or otherwise to comply with the requirements of law for the continuation, preservation, and operation of the Company as a limited liability company under the Act and the laws of any other jurisdiction in which the Company transacts business.

         Section 2.2       Name of Company.

         The name under which the Company shall conduct its business is "Courtyard Annex, L.L.C." The business of the Company may be conducted under any other name permitted by the Act that is Approved by the Members. The Administrative Member promptly shall execute, file, and record any assumed or fictitious name certificates required by the laws of the State of Delaware or any state in which the Company conducts business.

         Section 2.3       Place of Business.

         The location of the principal place of business of the Company shall be CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801. The Members may hereafter change the principal place of business of the Company to such other place or places within the United States as the Members may from time to time determine, and, if necessary, the Administrative Member shall amend the Certificate in accordance with the applicable requirements of the Act. The Members may establish and maintain such other offices and additional places of business of the Company, either within or without the State of Delaware, as it deems appropriate.

         Section 2.4       Registered Office and Registered Agent.

         The street address of the initial registered office of the Company shall be 1013 Centre Road, Wilmington, Delaware 19805, and the Company's registered agent at such address shall be the Prentice-Hall Corporation, Inc. The Company shall appoint such other registered agents and officers as may be required to conduct business in other jurisdictions.

                                    ARTICLE 3

                         PURPOSES AND POWERS OF COMPANY

         Section 3.1       Purpose.

         The purpose of the Company is to (i) acquire, develop, own, lease and operate the Property and, if Approved by the Members, dispose of the Property by sale or exchange; and (ii) engage in any lawful activities in furtherance of the foregoing purpose and as may be necessary, incidental or convenient to carry out the business of the Company as contemplated by this Agreement.

         Section 3.2       Powers.

         The Company shall have the power to do any and all acts and things necessary, appropriate, advisable or convenient for the furtherance and accomplishment of the purposes of the Company, including, without limitation, to engage in any kind of activity and to enter into and perform obligations of any kind necessary to or in connection with, or incidental to, the accomplishment of the purposes of the Company, so long as such activities and obligations may be lawfully engaged in or performed by a limited liability company under the Act.

         Section 3.3       Limits of Company.

         (a) The relationship between the Members as members of this limited liability company shall be limited to carrying on the business of the Company in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be a limited liability company only for such sole and limited purpose.

         (b) The Members each shall devote such time to the Company as is reasonably necessary to carry out the provisions of this Agreement. Each of the Members understands that the other Member and/or its Affiliates may be interested, directly or indirectly, in various other businesses and undertakings not included in the Company. Each Member also understands that the conduct of the business of the Company may involve business dealings with such other businesses or undertakings. The Members hereby agree that the creation of the Company and the assumption by each of the Members of their duties hereunder shall be without prejudice to their rights (or the rights of their Affiliates) to have such other interests and activities and to receive and enjoy profits or compensation therefrom, and each Member waives any rights it might otherwise have to share or participate in such other interests or activities of the other Member or its Affiliates. In addition, in exercising its voting or other rights under this Agreement, no Member shall (i) have any fiduciary duty to the Company or the other Member or
         (ii) be liable for (or otherwise prevented from) exercising such rights in a manner that solely benefits its economic and business interests, without regard to the interests of the Company or other Member.

         Section 3.4       No Individual Authority.

         No Member shall, without the express, prior written consent of the other Member, take any action for or on behalf of or in the name of the Company or the other Member, or assume, undertake or enter into any commitment, debt, duty or obligation binding upon the Company or the other Member, except for actions expressly provided for in this Agreement, including, without limitation, actions of the Administrative Member expressly provided for in Section 9.2. Any action taken in violation of the foregoing limitation shall be void. Each Member shall defend, indemnify and hold harmless the other Member from and against any and all claims, demands, losses, damages, liabilities, lawsuits and other proceedings, judgments and awards, and costs and expenses (including, but not limited to, reasonable attorneys' fees and all court costs) arising directly or indirectly, in whole or in part, out of any breach of the foregoing provisions by such Member, unless and to the extent such Member was acting reasonably and in good faith. This provision shall survive dissolution of the Company.

         Section 3.5       Responsibility of Members.

         (a) Neither the Company, nor any Member merely by virtue of its being or becoming a Member in the Company, shall be responsible or liable for any responsibility, indebtedness or other obligation of any Member, whether incurred prior to, on the date of or after the execution of this Agreement, except that the Company shall be responsible for those responsibilities, indebtedness and other obligations undertaken or incurred on behalf of the Company under or pursuant to the terms of this Agreement, and each Member hereby indemnifies and agrees to defend and hold the other Member and the Company harmless from all such obligations and indebtedness except as aforesaid.

         (b) Each Member will notify the other Member, in writing, as quickly as reasonably possible upon receipt of any notice of (i) the filing of any action at law or in equity naming the Company or the other Member as a party relating in any way to the business of the Company; (ii) any action to impose a lien of any kind or of the imposition of any lien against the Company or its assets, including the Property; (iii) any casualty, damage or injury to persons or property on or related to the Property; (iv) a default by the Company in any of its obligations to creditors or other third parties; or (v) a default under any material agreements. Each Member will endeavor to notify the other Member promptly, either in writing, if practicable, and/or orally, upon learning of any of the foregoing actions, or the threat thereof, which, in such Member's judgment, is material to the Company or the other Member.

         Section 3.6       Historic Tax Credit Requirements.

         In order to ensure the availability of the Historic Tax Credit, (i) each of the provisions of this Agreement shall be subject to, and the Members covenant to act in accordance with the Credit Conditions and all applicable federal, state and local laws and regulations; (ii) the Credit Conditions and all such laws and regulations, as amended or supplemented, shall govern the rights and obligations of the Members, their heirs, executors, administrators, successors and assigns, and they shall control as to any terms in this Agreement which are inconsistent therewith, and any such inconsistent terms in this Agreement shall be unenforceable by or against any Member; and (iii) any conveyance or transfer of title to all or any portion of the Property required or permitted under this Agreement shall in all respects be subject to the Credit Conditions.

                                    ARTICLE 4

                                 TERM OF COMPANY

         The existence of the Company commenced on October 17, 1997, the date upon which the Certificate was duly filed with the Recording Office, and shall continue until terminated, dissolved and liquidated in accordance with the provisions of Article 13.

                                    ARTICLE 5

                               PROPERTY INVESTMENT

         The Property has been acquired and developed by the Company and will be leased, operated and managed, or caused to be managed, by the Company through a separate transaction or series of transactions provided for in the Purchase and Sale Agreement, including without limitation the Lease and other Transaction Documents all of which have been, or are hereby, Approved by the Members.

                                    ARTICLE 6

                          PERCENTAGE INTERESTS; CAPITAL

         Section 6.1       Members' Percentage Interests.

         The Percentage Interests of the Members for purposes of applying the provisions of this Agreement are set forth below:

                           Member        Percentage Interests
                           ------        --------------------

                           CNL            Eighty-Nine Percent (89%)
                           CBM            Eleven Percent (11%)

         Section 6.2       Capital Contributions; Contribution Loans.

                  6.2.1    Capital Contributions.

                  The Members shall make cash capital contributions to the Company in the aggregate amount of any Cash Need required from time to time (less the amount of any financing obtained for the Company, pursuant to Section 6.3.3). The Members agree to provide such funds on a pro rata basis in proportion to their respective Percentage Interests. Each Member shall, within fifteen (15) Business Days after receipt of notice of a Cash Need or within the period of time Approved by the Members, deposit, by wire transfer of immediately available federal funds into the Company's bank account, its pro rata share of the Cash Need specified in the notice. All amounts contributed by a Member to the capital of the Company pursuant to this Section shall be credited to the Capital Account of such Member when and as such contributions are made by such Member. If and to the extent that it is ultimately determined that such capital was not required in whole or in part, the amount of such capital contributed by each Member that is determined not to be required shall be promptly refunded to each Member, together with a proportionate share of interest, if any, earned thereon while on deposit with the Company.

                  6.2.2    Contribution Loans.

                  In the event that a Member (the "Non-Contributing Member") fails to make a capital contribution as and when required by the provisions of
Section 6.2.1, the other Member who has made such contribution to the Company (the "Contributing Member") may fund the amount which the Non-Contributing Member failed to contribute and elect to treat the entire amount of the required capital contribution (i.e., the sum of both the Contributing Member's and Non-Contributing Member's share of the required capital contribution under
Section 6.2.1) as a "Contribution Loan" to the Company. The Contributing Member may exercise this election by written notice to the Non-Contributing Member. Any Contribution Loan shall be evidenced by a written note and shall bear interest at the rate per annum of three percent (3%) above the Prime Rate. Such loan and all interest thereon shall be due and payable by the Company out of the next available Cash Flow but in any event no later than the sale or other disposition of the Property (including but not limited to foreclosure upon the Property or transfer of the Property by deed in lieu of foreclosure) or other liquidation of the Company.

         Section 6.3       Financing.

                  6.3.1    TIF Financing.

                  The Property is qualified to receive Tax Increment Financing in the amount of Ten Million Dollars ($10,000,000) pursuant to Philadelphia City Counsel Ordinance No. 970239 and that certain commitment letter dated November 23, 1998 from the Philadelphia Industrial Development Corporation ("TIF Financing"). The terms of the TIF Financing have been, and are hereby, Approved by the Members and the Company shall, by and through the Administrative Member, enter into any and all notes, deeds of trust, mortgages and other documents or instruments necessary or appropriate to enter into and close such financing, including securing such financing by the Property and its income. The terms and conditions of all such documents or instruments to be entered into by Company shall be subject to the approval of both Members, which approval shall not be unreasonably withheld or delayed. It is further understood and agreed that the note and/or mortgage evidencing or securing the TIF Financing shall expressly permit the Qualified Financing and the mortgage securing the TIF ("TIF Mortgage") shall expressly provide that (i) the lien of the TIF Mortgage is and shall remain subject and subordinate to the Qualified Financing and the mortgages securing the same and shall obligate the holder of the TIF Mortgage to timely execute and deliver to the holder or holders of the Qualified Financing such documents and instruments as any such holder reasonably requires to evidence and confirm such subordination, and (ii) the holder of TIF Mortgage shall be obligated to execute and deliver, upon the request of any holder of the Qualified First Mortgage Financing or the Qualified Junior Financing, a subordination agreement in form and in substance reasonably satisfactory to such holder, subordinating the lien of the TIF Mortgage to the lien of the deed of trust or mortgage securing the Qualified First Mortgage Financing and/or the Qualified Junior Financing, as applicable. Both Members shall cooperate fully in obtaining and closing the TIF Financing.

                  The Members further acknowledge and agree that the entire proceeds of the TIF Financing, after payment of the costs of closing such financing (it being understood and agreed that all costs and expenses incurred in connection with such closing shall be paid out of the proceeds of such financing and not by the Company or CNL), shall be distributed by the Company to CBM as a special distribution pursuant to Section 7.4. It is understood and agreed that the TIF Financing is intended to be repaid through the payment by the Company of its real estate taxes and assessments and that the Company shall be responsible for making such payments. CBM shall be solely responsible for making the capital contributions to the Company to provide all funds required for the Company to pay any sums in excess of the real estate taxes and assessments due in respect of the Property (which the Company shall pay) which may become due from the Company in respect of the TIF Financing and CBM shall, and hereby does, indemnify the Company and CNL and agrees to hold them harmless against any claim, liability, damage, cost or expense incurred by the Company and/or CNL which arises, directly or indirectly, out of CBM's failure to make such payments. CBM shall, as between the Members, be solely liable for any recourse obligations under or in respect of the TIF Financing. Furthermore, CNL shall have the right, following the occurrence of a default by the Company under the TIF Financing which is not cured within the applicable grace or cure period, to make such payments or take such actions on behalf of the Company necessary to cure such default and, at CNL's election, treat the amount of such payments or the costs of such cure actions as a Contribution Loan under Section 6.2.2. Notwithstanding the foregoing, CNL shall continue to have the benefit of, and will be entitled to enforce, the indemnity obligation of CBM in respect of such default as provided above.

                  6.3.2    Qualified Financing.

                  If requested by CNL, the Company may obtain, and secure by the Property, Qualified First Mortgage Financing and Qualified Junior Financing, subject to the prior written approval of CBM, which approval shall not be unreasonably withheld or delayed. In the event Qualified First Mortgage Financing or Qualified Junior Financing as proposed by CNL is approved by CBM, the Company, by and through the Administrative Member, will be authorized to enter into any and all notes, mortgages, deeds of trust and other documents and instruments as may be necessary or appropriate in order to enter into and close such financing consistent with the terms and conditions of such financing as approved by CBM at no cost or expense to CBM. Both Members will cooperate fully in obtaining and closing the Qualified Financing. The documents evidencing or securing the Qualified Financing shall provide that CBM receive a copy of any notice of default given by the lender thereunder.

                  The Members further acknowledge and agree that the entire proceeds of the Qualified Financing, after payment of the costs of closing such financing (it being understood and agreed that all costs and expenses incurred in connection with such closing or closings will be paid out of the proceeds of the financing and not by the Company or CBM), shall be distributed by the Company to CNL as a special distribution pursuant to Section 7.5.

                  The Company shall be responsible for paying Ordinary Debt Service in respect of the Qualified Financing. CNL shall be solely responsible for making the capital contributions to the Company in order to enable the Company to pay any other sums due in respect of the Qualified Financing, including without limitation, balloon payments due at the maturity (including accelerated maturity) of the Qualified Financing, and CNL shall, and hereby does, indemnify the Company and CBM and agrees to hold them harmless against any claim, liability, damage, cost or expense incurred by the Company and/or CBM which arises, directly or indirectly, out of CNL's failure to make such payments. In addition, CNL shall, as between the Members, be solely liable for any recourse obligations under or in respect of the Qualified Financing. Furthermore, CBM shall have the right, following the occurrence of a default by the Company under the Qualified Financing which is not cured within the applicable grace or cure period, to make such payments or take such actions on behalf of the Company necessary to cure such default and, at CBM's election, treat the amount of such payments or the costs of such cure actions as a Contribution Loan under Section 6.2.2. Notwithstanding the foregoing, CBM shall continue to have the benefit of, and will be entitled to enforce, the indemnity obligation of CNL in respect of such default as provided above.

                  6.3.3    Other Third Party Financing.

                  Upon Approval of the Members, the Members may seek third party financing, on a secured or unsecured basis, to finance, in whole or in part, Operating Expenses or other liabilities or obligations of the Company. The proceeds of such financing will be used solely for the purposes designated for each financing as Approved by the Members in accordance with this Section 6.3.3, and except as provided in Sections 6.3.1 and 6.3.2, the Company shall not incur any indebtedness.

         Section 6.4       No Third Party Rights.

         The right of the Company or the Members to require any additional contributions under the terms of this Agreement shall not be construed as conferring any rights or benefits to or upon any party not a party to this Agreement, including, but not limited to, any tenant or manager of any part of the Property, or the holder of any obligations secured by a deed of trust or other lien or encumbrance upon or affecting the Company, any Percentage Interest, or the Property, or any part thereof or interest therein, or any other creditor of the Company.

         Section 6.5       No Interest on Capital.

         Interest earned on Company funds shall inure solely to the benefit of the Company, and no interest shall be paid upon any contributions or advances to the capital of the Company nor upon any undistributed or reinvested income or profits of the Company.

         Section 6.6       Reduction of Capital Accounts.

         Any distribution to a Member, pursuant to any provision of this Agreement, shall reduce the amount of such Member's Capital Account in accordance with Section 2.A of Exhibit B, the Tax Allocations Exhibit, but no adjustment in the Percentage Interest of any Member shall be made on account of any such distribution, except as otherwise specifically provided in this Agreement.

         Section 6.7       Negative Capital Accounts.

         No Member having a deficit or negative balance in its Capital Account shall be required to restore such deficit capital amount or otherwise to contribute capital to the Company to restore its Capital Account, except as otherwise specifically required under this Agreement.

         Section 6.8       Limit on Contributions and Obligations of Members.

         Except to the extent the Members are required to make capital contributions under Article 6 hereof, the Members shall have no liability or obligation to the Company or to the other Member (i) to make additional capital contributions to the Company, or (ii) to make any loans to the Company.

                                    ARTICLE 7

                 PROFITS, LOSSES, DISTRIBUTIONS, AND ALLOCATIONS

         Section 7.1       Allocation of Profit, Losses and Tax Credits.

         Subject to Section 5 of Exhibit B, Profit, Loss and Tax Credits for each Fiscal Year shall be allocated to the Members as follows:

         (a) From the Effective Date through the day before the first (1st) anniversary of the Opening Date:

                  CNL                  0.01%
                  CBM                 99.99%

         (b) From the first (1st) anniversary of the Opening Date through the day before the second(2nd) anniversary of the Opening Date:

                  CNL                     9%
                  CBM                    91%

         (c) From the second (2nd) anniversary of the Opening Date through the day before the third (3rd) anniversary of the Opening Date:

                  CNL                    17%
                  CBM                    83%

         (d) From the third (3rd) anniversary of the Opening Date through the day before the fourth (4th) anniversary of the Opening Date:

                  CNL                    25%
                  CBM                    75%

         (e) From the fourth (4th) anniversary of the Opening Date through the day before the fifth (5th) anniversary of the Opening Date:

                  CNL                    33%
                  CBM                    67%

         (f) From and after the fifth (5th) anniversary of the Opening Date:

                  CNL                    89%
                  CBM                    11%

         (g) When, pursuant to the preceding subsections of this Section 7.1, the percentages for allocating Profit, Loss and Tax Credits change at any time other than the end of a Fiscal Year, the income or loss of the Fiscal Year shall be allocated between the pre-change period and post-change period in the same ratio as the number of days in such Fiscal Year before and after such change in percentages. For this purpose, the day of change in percentages shall be treated as a day within the post-change period. The preceding sentences of this Section 7.1(g) shall not apply to any Profit or Loss attributable to a sale or other disposition of all or substantially all of the Company's assets, or to other extraordinary non-recurring items. Such Profit and Loss shall be allocated to the pre-change period or post-change period which includes the date of closing of the sale or other disposition, or, with respect to other extraordinary non-recurring items, the date the Profit is realized or the Loss is incurred, as the case may be.

         Section 7.2       Distribution of Cash Flow.

         The Administrative Member shall distribute Cash Flow within thirty (30) days after the last day of each Fiscal Quarter in the following order of priority:

         (a) first, to pay any Member or Members holding an outstanding Contribution Loan(s), any and all accrued and unpaid interest thereon, and then the unpaid principal balance thereof, pro rata, in proportion to the outstanding balances of such loans; and

         (b) second, to the Members, pro rata, in proportion to their respective Percentage Interests.

         Section 7.3       Distribution of Capital Proceeds.

         The Administrative Member shall distribute to the Members Capital Proceeds received by the Company within thirty (30) calendar days after receipt in the following order of priority or as Approved by the Members:

         (a) first, to pay any Member or Members holding an outstanding Contribution Loan(s) any accrued but unpaid interest on, and then the unpaid principal balance of, such Contribution Loan(s), pro rata, in proportion to the outstanding balances thereof;

         (b) second, to pay any accrued but unpaid interest on, and then to pay the unpaid principal balance, if any, of any and all loans made to the Company in accordance with Section 6.3.3; and

         (c) third, to the Members, in proportion to their respective Percentage Interests.

         Section 7.4       Special Distribution of TIF Financing.

         The Administrative Member shall distribute the entire proceeds of the TIF Financing (net of any costs or expenses of closing paid therefrom as approved by CBM) to CBM promptly following the receipt thereof.

         Section 7.5       Special Distribution of Qualified Financing.

         The Administrative Member shall distribute the entire proceeds of the Qualified Financing (net of any costs and expenses of closing paid therefrom as approved by CNL) to CNL promptly following the receipt thereof.

         Section 7.6       Special Distribution of Security Deposit.

         The Administrative Member shall distribute the entire Security Deposit received under the Lease to CNL promptly following the receipt thereof. CNL shall be obligated to return the Security Deposit to the Company as, when and to the extent, required by the Company to cover Rent or to return the Security Deposit to Tenant in accordance with Section 3.5 of the Lease.

                                    ARTICLE 8

                 COMPANY BOOKS; ACCOUNTING/FINANCIAL STATEMENTS

         Section 8.1       Books and Records.

         The Administrative Member shall keep books and records at the Company's principal place of business setting forth a true, accurate and complete account of the Company's business and affairs, including a fair presentation of all income, expenditures, assets and liabilities thereof. Such books and records shall be maintained, and its income, gain, losses and deductions shall be determined and accounted for on the accrual basis in accordance with generally accepted accounting principles consistently applied. Each Member and its authorized representatives shall have the right, at its expense, at all reasonable times upon at least three (3) Business Day prior written notice, to have access to inspect, audit and copy the Company's books and records. Any Member may request that the Company cause an independent audit of its books and records by a nationally recognized accounting firm for the most recently completed Fiscal Year, which audit shall be at the Company's expense.

         Section 8.2       Tax Returns.

         The Administrative Member shall cause to be prepared the U.S. federal, state and local income tax returns of the Company, and shall use its reasonable efforts to cause such tax returns to be filed on a timely basis (including extensions) with the appropriate governmental authorities. Copies of each such return shall be furnished for the Approval of the Members at least thirty (30) days prior to filing.

         Section 8.3       Financial Statements and Information.

        (a) All financial statements prepared pursuant to this Section 8.3 shall present fairly the financial position and operating results of the Company and shall be prepared in accordance with generally accepted accounting principles on an accrual basis for each Fiscal Year of the Company during the term of this Agreement.

        (b) Within forty-five (45) days after the end of each Fiscal Quarter of each Fiscal Year after the date of this Agreement, the Administrative Member shall prepare and submit or cause to be prepared and submitted to the Members an unaudited statement of income and expenses and statement of Cash Flow for the Company for such Fiscal Quarter and an unaudited balance sheet of the Company dated as of the end of such Fiscal Quarter, including Members' equity, in each case prepared in accordance with generally accepted accounting principles consistently applied (subject to normal year-end adjustments).

        (c) Within ninety (90) days after the end of each Fiscal Year during the term of this Agreement, the Administrative Member shall prepare and submit or cause to be prepared and submitted to the Members (i) an unaudited balance sheet dated as of the end of such Fiscal Year, including Members' equity, together with an unaudited statement of income and expenses and statement of Cash Flow for the Company during such Fiscal Year; (ii) a report summarizing the fees and other remuneration paid by the Company for such Fiscal Year to the Members and any Affiliate or Affiliates thereof; and (iii) a statement showing any amounts contributed by or distributed to the Members in respect of such Fiscal Year, including Contribution Loans.

         (d) The Administrative Member shall provide to the Members such other reports and information concerning the business and affairs of the Company as may be required by the Act, the Code or by any other law or regulation of any regulatory body applicable to the Company.

         Section 8.4       Bank Accounts.

         All funds of the Company shall be deposited in its name in an account or accounts maintained with the Bank or other financial institution as selected by the Administrative Member. Funds of the Company shall not be commingled with funds of any other Person. Checks shall be drawn upon the Company account or accounts only for the purposes of the Company and shall be signed by the Administrative Member or its duly authorized representative.

         Section 8.5       Tax Elections.

         Any and all elections for United States federal, state, local and foreign tax purposes permitted by applicable law shall be made upon the prior Approval of the Members.

         If there is a distribution of any property of the Company within the meaning of Section 734 of the Code, or if there is a Transfer of an interest in the Company within the meaning of Section 743 of the Code, then at the request of any Member, the Members shall cause the Company to file an election under
Section 754 of the Code to provide for an optional adjustment to the basis of the property or Company interest as appropriate.

         Section 8.6       Tax Matters Member.

         The Members hereby designate CNL as the Company's "Tax Matters Member", as that term is defined in Section 6231 (a) (7) of the Code.

                                    ARTICLE 9

                            MANAGEMENT OF THE COMPANY

         Section 9.1       Management of the Company.

         The overall control of the business and affairs of the Company shall be vested in the Members. The Members hereby unanimously agree that the responsibilities set forth in Sections 9.2 and 9.3 are delegated to the Administrative Member.

        (a) Each Member shall have one (1) vote with respect to any decision made by the Members. Except as otherwise expressly set forth herein, any matter requiring the action or approval of the Members under this Agreement shall require the approval of both Members ("Approved by the Members" or "Approval of the Members"). All decisions with respect to the management of the Company that are Approved by the Members shall be binding on the Company.

        (b) Regular meetings of the Members shall be held at the Company's principal place of business or at such other place as shall be Approved by the Members and at intervals as may be Approved by the Members, but no less than once each Fiscal Year. Dates, times and places of such regular meetings shall be Approved by the Members. No meeting of the Members shall be held unless both Members are present. Both regular and special meetings may be held by means of a conference telephone or similar equipment if all persons participating in the meeting can hear each other at the same time.

         (c) Any action to be taken by the Members may be taken without a meeting if each Member consents in writing to such action being taken.

         Section 9.2       The Administrative Member.

        (a) The Members hereby designate CNL as the Administrative Member of the Company. CNL shall continue to serve as the Administrative Member until (i) the Company is dissolved and wound up in accordance with the provision of Article 13 hereof; or (ii) another Administrative Member is Approved by the Members.

        (b) Subject to the provisions of Sections 9.5, the Administrative Member shall have the following rights and powers, which it may exercise or delegate at the cost, expense and risk of the
                  Company:

                  (i) To perform all routine day-to-day acts necessary to develop, operate, lease and maintain the Property;

                  (ii) To collect all income accruing to the Company and to pay all costs and expenses of operation Approved by the Members;

                  (iii) To administer all matters pertaining to insurance with respect to the Property, including obtaining and paying (or arranging for such policies and the payment of the premiums therefor) for policies of insurance insuring against (1) loss or damage by fire, windstorm, tornado and hail, and against loss or damage by such other, further and additional risks as now are or hereafter may be embraced by the standard extended coverage forms of endorsements, or as may be required by the Company's lenders, and (2) liability to the public, tenants or any other person and risk to its properties incident to the operation of the Property in such amounts as may be prudent or required;

                  (iv) To acquire such tangible personal property and intangible personal property as may be necessary or desirable to carry on the business of the Company and sell, exchange or otherwise dispose of such personal properties in the ordinary course of business;

                  (v) To keep all books of account and other records of the Company;

                  (vi) To negotiate and contract with all utility companies servicing the Property;

                  (vii) To pay all debts and other obligations of the Company, including amounts due under the financing and other loans to the Company and costs of ownership, improvement, operation, leasing and maintenance of the Property;

                  (viii)   To   coordinate   the    improvement,    development,
                           management and operation of the Property;

                  (ix) To collect all sums due to the Company from third parties and otherwise enforce the obligations of third parties under agreements with the Company, including, but not limited to, obligations under the Lease;

                  (x) To pay all taxes, levies, assessments, rents and other impositions applicable to the Company, using good faith efforts to pay same before delinquency and prior to the addition thereto of interest or penalties and undertake when appropriate any action or proceeding seeking to contest or reduce such taxes, assessments, rents or other impositions;

                  (xi) To deposit all monies received by the Administrative Member for or on behalf of the Company in the Bank, to invest any excess funds as Approved by the Members and to disburse and pay all funds on deposit on behalf of and in the name of the Company in such amounts and at such times as the same are required in connection with the ownership, maintenance, leasing and operation of the Property;

                  (xii) Subject to review and Approval by the Members, to prepare (or have prepared) and file all tax returns for and on behalf of the Company (but not the tax returns or other reports of the individual Members); and

                  (xiii) To implement or cause to be implemented all decisions Approved by the Members and delegated to the Administrative Member by the Members, and conduct or cause to be conducted the management of the business and affairs of the Company in accordance with and as limited by this Agreement.

        (b) Except as provided in Section 9.2(b), documents to which the Company is a party shall be executed and performed on behalf of the Company by the Administrative Member. Consistent with the authority delegated to the Administrative Member, no person, firm, partnership, corporation or other entity shall be required to inquire into the authority of the Administrative Member to execute and perform any document on behalf of the Company where this Agreement gives the Administrative Member the express and specific right to do so. Except as otherwise expressly provided in this Agreement, no Member or representative thereof shall have the authority or right to bind or act for the Company or any of the other Members. Each Member covenants and agrees that it will comply in all respects with any contract or agreement Approved by the Members which is applicable to it.

        (c) The Administrative Member shall devote itself to the business and purposes of the Company, as set forth in Section 3.1 above, to the extent reasonably necessary for the efficient carrying on thereof, without compensation except as otherwise provided herein. Whenever requested by one Member, the Administrative Member shall render a just and faithful account of all dealings and transactions relating to the business of the Company. The acts of the Administrative Member shall bind the Members and the Company when within the scope of the Administrative Member's authority expressly granted hereunder.

        (d) The Administrative Member shall cooperate with CBM in, and not take any action which would jeopardize, its efforts to ensure the rehabilitation expenditures incurred in connection with the Property will constitute "qualified rehabilitation expenditures" within the meaning of Section 47(c)(2) of the Internal Revenue Code, and the Company will otherwise comply with the provisions of Sections 46, 47, 49 and 168 of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

         Section 9.3       Authorization for Expenditures.

         Pursuant to its authority hereunder, the Administrative Member shall make such expenditures or incur such obligations on behalf of the Company as necessary or appropriate to own, develop, lease and operate the Property, provided that the Administrative Member shall not expend more than the amount the Administrative Member in good faith believes to be the fair and reasonable market value at the time and place of contracting for any goods purchased or services engaged on behalf of the Company. The Administrative Member will be reimbursed for its out of pocket expenses incurred on behalf of the Company, including, but not limited to, accounting, legal and other professional fees and expenses. The

Administrative Member may from time to time seek broader fiscal authority from the Members when in its reasonable opinion it is appropriate to do so in connection with the performance of its duties hereunder.

         Section 9.4       Rights Not Assignable.

         The rights and obligations of the Administrative Member under this Agreement shall not be assignable voluntarily or by operation of law by the Administrative Member without the express prior written Approval of the Members and any attempted assignment without such Approval shall be void.

         Section 9.5       Major Decisions.

         All Major Decisions, as such term is defined in Exhibit C hereto, with respect to the Company's business and operations shall require the Approval of the Members. Either Member may call a meeting of the Members to consider a Major Decision by giving at least ten (10) days written notice of the date, time and location of the meeting.

         Section 9.6 Indemnification of the Members, Board Members, Officers and any Affiliate.

        (a) In accordance with Section 18-108 of the Act or any successor statute, the Company shall indemnify, defend, and hold harmless any Member and Affiliate thereof, and their respective partners, directors, officers, employees and agents (individually, in each case, an "Indemnitee") to the fullest extent permitted by law, from and against any and all losses, claims, demands, costs, damages, liabilities (joint or several), expenses of any nature (including attorneys' fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits, or proceedings, whether civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business or activities of or relating to the Company, regardless of whether the Indemnitee continues to be a Member or Affiliate thereof at the time any such liability or expense is paid or incurred; provided, however, that this provision shall not eliminate or limit the liability of an Indemnitee for acts or omissions which involve intentional misconduct, gross negligence, or a knowing violation of law.

        (b) The indemnification provided by this Section 9.6 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, vote of the Members, as a matter of law or equity, or otherwise, both as to an action in the Indemnitee's capacity as a Member or any Affiliate thereof, and as to an action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, and administrators of the Indemnitee.

        (c) An Indemnitee shall not be denied indemnification in whole or in part under this Section 9.6 or otherwise by reason of the fact that the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted or not expressly prohibited by the terms of this Agreement.

        (d) The provisions of this Section 9.6 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

                                   ARTICLE 10

                          COMPENSATION; REIMBURSEMENTS;
                            CONTRACTS WITH AFFILIATES

         Section 10.1      Compensation, Reimbursements.

                  10.1.1   Compensation.

                  Except as may be  expressly  provided  for in Section  9.3 and
10.1.2 below, or in other written agreements Approved by the Members, no payment will be made by the Company to any Member for the services of such Member or any employee or Affiliate of such Member (except for the anticipated contracts or agreements for services to be entered into with CNL or an Affiliate of CNL as described in item (n) of Exhibit C hereto (Major Decisions)).

                  10.1.2   Reimbursements.

                  Subject to the provisions of this Agreement, the Administrative Member shall be reimbursed promptly by the Company for all reasonable out-of-pocket costs and expenses incurred on behalf of the Company in accordance with Section 9.3.

                                   ARTICLE 11

                     SALE, TRANSFER OR MORTGAGE OF INTEREST

         Section 11.1      General.

         Except as  expressly  permitted  in this  Agreement,  no  Member  shall directly or indirectly sell, assign, transfer, mortgage, convey, charge or otherwise encumber or contract to do or permit any of the foregoing, whether voluntarily or by operation of law (herein sometimes collectively called a "Transfer"), or suffer any Affiliate or other third party to Transfer, any part or all of its Percentage Interest or its share of capital, profits, losses, allocations or distributions hereunder without the express prior written consent of the other Member, which consent (x) may be withheld for any or no reason whatsoever until the sixth (6th) anniversary of the Property Opening, and (y) after the sixth (6th) anniversary of the Property Opening may not be unreasonably withheld; provided that in all events, neither Member shall make, permit or suffer a Transfer which would constitute a default under the Lease. Any attempt to Transfer in violation of this Article 11 shall be null and void. The giving of consent in any one or more instances of Transfer shall not limit or waive the need for such consent in any other or subsequent instances.

         Section 11.2      Put-Call Rights.

                  11.2.1 Exercise of Right.

                  From and after the date which is sixty-one (61) months after the Opening Date, (i) CBM may elect to put ("Put Option") its entire Interest (but not less than its entire Interest) to CNL, and (ii) CNL may elect to call ("Call Option") for the sale and transfer of CBM's entire Interest (but not less than its entire Interest) to CNL, by giving the other Member written notice of its election (the "Exercise

Notice"). Effective upon the giving of such Exercise Notice, CNL shall be required to purchase the entire Interest of CBM for an amount equal to the Exercise Price in accordance with the provisions of Sections 11.2.2 through 11.2.6.

                  11.2.2   Determination of Exercise Price.

                  The price payable by CNL to CBM in consideration of the sale and transfer of CBM's entire Interest to CNL (the "Exercise Price") shall be an amount equal to eleven percent (11%) of the lesser of (a) an amount equal to the product of (i) eight and one-half (8.5), multiplied by (ii) the Net House Profit (as hereinafter defined) for the Property during the thirteen (13) consecutive full Accounting Periods immediately preceding the Accounting Period in which the Exercise Notice is given, and (b) the Appraised Fair Market Value as determined in accordance with Section 11.2.3.

                  For purposes of this Section 11.2.2, "Net House Profit" shall mean the remainder of (i) Total Hotel Sales (as defined in the Lease), less (ii) Property Expenses (as defined in Exhibit E hereto) as each is confirmed by the Company's Accountants as being consistent with the terms of the Lease and the Franchise Agreement (as defined in the Lease). If a Force Majeure Event (as defined in the Lease) causes a material decline in the Property's Net House Profit during any part of the full thirteen (13) Accounting Periods immediately preceding the Accounting Period in which the Exercise Notice is given, then the Exercise Price shall be an amount equal to eleven percent (11%) of the Appraised Fair Market Value.

                  11.2.3   Value Determined by Appraisal.

                  The "Fair Market Value" of the assets of the Company shall be determined by appraisal in accordance with the provisions of this Section 11.2.3 (herein referred to as the "Appraised Fair Market Value").

                  (a)      Appointment of Appraisers.

                  Within fifteen (15) days after the date of the receipt by CNL or CBM, as the case may be, of the Exercise Notice, CBM shall provide to CNL in writing the names of three (3) appraisers acceptable to CBM, and CNL shall, by written notice to CBM within fifteen (15) days of its receipt of such list of appraisers, select two (2) of the appraisers so listed. The Company shall thereupon promptly retain said two (2) appraisers to determine the "Fair Market Value" of the assets of the Company.

                  (b)      Qualifications of Appraisers; Report.

                  Each appraiser shall, in all events, be independent, a member of the American Institute of Real Estate Appraisers, have at least ten (10) years experience as a real estate appraiser in appraising properties such as the Property and shall be familiar with the real estate market in which the Property is located. Each of such two appraisers, acting independently of each other, shall, within sixty (60) days after appointment, submit to the Members a written report and appraisal stating his opinion as to the "Fair Market Value" of all the assets of the Company. The two appraisals shall be averaged, and the result shall be the "Appraised Fair Market Value" of the Company's assets for purposes of determining the Exercise Price pursuant to Section 11.2.2. The appraisers shall have access to all financial information and valuation reports of the Company with respect to the Company's assets.

                  Within five (5) Business Days following the receipt of both appraisals, the Administrative Member shall instruct the Company's Accountants to determine, within fifteen (15) Business Days, the Exercise Price in accordance with Section 11.2.2 and provide written notice of its determination to each Member, along with a summary statement setting forth the calculation thereof ("Accountant's Notice"). The determination by the Company's Accountants of the Exercise Price shall be conclusive and binding on both Members, except for obvious and merely mathematical errors of calculation. The Company shall pay the fees and expenses of the Company's Accountants incurred or charged for the services described in Section 11.2.3.

                  (c)      Fair Market Value; Fees.

                  For purposes of this Section 11.2.3 and the appraisals referred to herein, the "Fair Market Value" of the assets of the Company shall mean the cash price that a sophisticated purchaser would pay for all the assets of the Company on the date of the Exercise Notice unencumbered and free and clear of all liens, security interests and claims and all Company obligations, including, without limitation, the Lease and the Owner Agreement (as defined in the Purchase and Sale Agreement). The Members shall each pay fifty percent (50%) of the fees and expenses of the appraisers.

                  11.2.4   Closing of Purchase and Sale.

                  The closing of the purchase and sale of CBM's Interest in the Company shall be consummated through an appropriate escrow within twenty (20) Business Days following the Accountant's Notice, as provided in Section 11.2.3(b). At such closing, (i) CBM shall transfer to CNL the entire Interest of CBM free and clear of all liens, security interests and claims, and (ii) CNL shall pay the Exercise Price, adjusted for the Costs of Transfer (as defined below), in cash or other immediately available funds to CBM. As used herein "Costs of Transfer" shall mean any prepayment penalties on Company financing (other than the TIF Financing and Qualified Financing) which become due because of the transfer under this Section 11.2, real estate transfer, sales, and stamp taxes, escrow fees, recording fees, and all other closing costs. Such "Costs of Transfer" shall not, however, include attorneys' fees or accounting or other professional fees of either party. Such Costs of Transfer shall be paid one-half by each of the Members; provided, however, that CBM's share of the Costs of Transfer shall not exceed the Exercise Price. The escrow agent shall provide the Members with a closing statement reflecting (on an itemized basis) the Costs of Transfer.

                  11.2.5   Liabilities.

                  The purchase of CBM's Interest pursuant to this Section 11.2 shall release CBM from (and CNL shall indemnify CBM against) all liabilities and claimed liabilities of the Company incurred from and after the date of the Exercise Notice.

                  11.2.6   Withdrawal of CBM.

                  Upon closing the purchase of CBM's  Interest  pursuant to this
Section 11.2, CBM shall be deemed to withdraw completely from the Company as a Member. CNL shall succeed to the Capital Account of CBM as of such date, and CBM shall have no further rights to distributions from the Company, and shall not have any other rights of a Member of the Company from and after such date. Each Member shall execute any and all documents and instruments necessary or incidental to the transfer of CBM's Interest, and its withdrawal from the Company, otherwise reasonably necessary or appropriate to effectuate the purpose of this Section 11.2.

         Section 11.3      Agreements with Transferees.

        (a) If pursuant to the provisions of this Article 11, any Member (the "Transferor") shall purport to make a Transfer of any part of its Percentage Interest to any Person ("Transferee"), no such Transfer shall entitle the Transferee to any benefits or rights hereunder until the Transferee agrees in writing to become a Member and assume and be bound by all the obligations of the Transferor and be subject to all the restrictions to which the Transferor is subject under the terms of this Agreement and any agreements with respect to the Property to which the Transferor is then subject or is then required to be a party.

        (b) All costs and expenses incurred by the Company, or the non-transferring Members, in connection with any Transfer of a Percentage Interest, including any filing or recording costs and the fees and disbursements of counsel, shall be paid by the Transferor.

         Section 11.4      No Termination.

         Except for the Transfer contemplated by Section 11.2, no Member shall Transfer all or any part of its Percentage Interest to any party other than another Member, whether or not the Transfer would otherwise be permitted hereunder, if the Transfer would result in a termination of the Company under
Section 708(b)(1)(B) of the Code, unless the Transferor reasonably compensates the other Member for the costs (including loss of benefits and/or increased taxes), if any, associated with any resulting tax termination under Section 708(b) (1) (B). Such costs shall be determined by a mutually agreed upon nationally recognized certified public accounting firm. Unless so compensated, at the request of the other Member and as a condition of the consummation of any Transfer of all or any part of a Percentage Interest to any party other than the other Member, the Member proposing to Transfer all or any part of its Percentage Interest shall at its cost provide an unqualified opinion of nationally recognized tax counsel, which must be reasonably satisfactory to the other Member, that the Transfer would not result in such a termination. In addition to the other Members' rights under this Section 11.4, the Member proposing to Transfer all or any part of its Percentage Interest to any party other than another Member shall indemnify and hold harmless the other Member from and against any and all loss (including recapture of tax credits), cost, liability, or expense (including, but not limited to, reasonable attorneys' fees and court costs) which such other Member may suffer if the Transfer would, either by itself or together with any other prior Transfer of a Percentage Interest in the Company of which the transferring Member has knowledge at the time of the Transfer, cause such a termination.

                                   ARTICLE 12

                                    DEFAULTS

         Section 12.1      Events of Default.

         Each of the following shall constitute an "Event of Default" to the extent permitted by applicable law:

         (a)      The Bankruptcy of any Member.

         (b) The failure of either Member to perform, keep or fulfill any of the material covenants, undertakings, obligations or conditions set forth in this Agreement, and the continuance of such default for a period of thirty (30) days after the defaulting Member's receipt of written notice from the non-defaulting Member of said failure.

         (c) The failure of a Member to make any capital contribution required to be made in accordance with the terms of this Agreement, as of the due date specified in the Agreement.

         Section 12.2      Remedies.


         Upon the occurrence of an Event of Default, the non-defaulting Member shall have the right to pursue any one or more of the following courses of action:

         (a)      Pursue any remedy specifically provided for in this Agreement;

         (b) From and after the date which is sixty-one (61) months after the Opening Date (and not before), dissolve the Company as set forth in Article 13; or

         (c) Institute forthwith any and all proceedings permitted by law or equity (except dissolution), including but not limited to, actions for specific performance and/or damages.


                                   ARTICLE 13

                                   DISSOLUTION

         Section 13.1      Causes of Dissolution and Termination.

         No Member shall have the right and each Member hereby agrees not to withdraw from the Company, nor to dissolve, terminate or liquidate, or to petition a court for the dissolution, termination or liquidation of the Company, except as provided in this Agreement, and no Member at any time shall have the right, without the Approval of the Members, to petition or to take any action to subject the Company's assets or any part thereof, including the Property, or any part thereof, to the authority of any court of bankruptcy, insolvency, receivership or similar proceeding. Unless otherwise Approved by the Members, the Company shall be dissolved and terminated only upon the occurrence of any of the following dates or events:

         (a)      a dissolution of the Company is Approved by the Members;

         (b) the Bankruptcy of any Member unless, within ninety (90) days thereafter, an election to continue the business of the Company shall be made in writing by the remaining Member. If such an election to continue the Company is made, then the Company shall continue until subsequently dissolved in accordance with this Article 13;

         (c) the sale or other disposition (exclusive of an exchange or other disposition for other assets or the granting of a lien or security interest in the Property) by the Company of all or substantially all of the Property and other assets of the Company, unless a decision to keep the Company in existence is Approved by the Members;

         (d) upon receipt of notice of dissolution given by either Member to the other after the date which is sixty-one (61) months after the Opening Date and following the occurrence of an Event of Default by the other Member; provided such Event of Default shall not have been cured as set forth in Article 12.

         Section 13.2      Procedure in Dissolution and Liquidation.

                  13.2.1   Winding Up.

                  Upon dissolution of the Company pursuant to Section 13.1 hereof, the Company shall immediately commence to wind up its affairs and the Administrative Member shall proceed with reasonable promptness to liquidate the business of the Company and (at least to the extent necessary to pay any debts and liabilities of the Company) to convert the Company's assets into cash. A reasonable time shall be allowed for the orderly liquidation of the business and assets of the Company in order to reduce any risk of loss that might otherwise be attendant upon such a liquidation.

                  13.2.2   Management Rights During Winding Up.

                  During the period of the winding up of the affairs of the Company, the Administrative Member shall manage the Company and shall make, with due diligence and in good faith, all decisions relating to the conduct of any business or operations during the winding up period and to the sale or other disposition of Company assets. Each Member hereby waives any claims it may have against the other Member that may arise out of the management of the Company by the other Member, pursuant to this Section 13.2.2, so long as such other Member and its representatives act in good faith.

                  13.2.3   Work in Progress.

                  If the Company is dissolved for any reason while there is development or construction work in progress, winding up of the affairs and termination of the business of the Company may include completion of the work in progress to the extent the Members or non-defaulting Member, as the case may be, may determine the same to be necessary to permit a sale or other disposition of the Property which is most beneficial to the Members.

                  13.2.4   Distributions in Liquidation.

                  The assets of the Company shall be applied or distributed in liquidation in the following order of priority:

                  (i) first, to pay the outstanding debts and obligations of the Company;

                  (ii) second, to pay any Member or Members holding an outstanding Contribution Loan(s) any accrued but unpaid interest on, and then the unpaid principal balance, of such Contribution Loan(s), pro rata, in proportion to the outstanding balances thereof;

                  (iii) third, to the Members in proportion to, and to the extent of, the positive balances of their respective Capital Accounts; and

                  (iv)     fourth,  to  the  Members  in  proportion  to   their
                           respective Percentage Interests.

                  13.2.5   Non-Cash Assets.

                  Every reasonable effort shall be made to dispose of the assets of the Company so that the distribution may be made to the Members in cash. If at the time of the termination of the Company, the Company owns any assets in the form of work in progress, notes, securities, deeds to secure debt or other non-cash assets, then upon Approval of the Members, such assets, if any, shall be distributed in kind to the Members, in lieu of cash, proportionately to their right to receive the assets of the Company on an equitable basis reflecting the Fair Market Value of the assets so distributed. In the alternative, the Members may cause the Company to distribute some or all of its non-cash assets to the Members as tenants-in-common subject to such terms, covenants and conditions as the Members may adopt by Approval of the Members.

                  13.2.6   Deemed Distribution and Recontribution.

                  Notwithstanding any other provision of this Article 13, in the event the Company is liquidated within the meaning of Internal Revenue Code Regulation Section 1.704-1(b)(2)(ii)(g) but no dissolution event described in
Section 13.1 hereof has occurred, the Property shall not be liquidated, the Company's debts and other liabilities shall not be paid or discharged, and the Company's affairs shall not be wound up. Instead, solely for United States federal income tax purposes, the Company shall be deemed to have contributed the Property in-kind to a new limited liability company in exchange for all of the interests in that new limited liability company. Immediately thereafter, the Company shall be deemed to have distributed the interests in the new limited liability company to its Members in liquidation of their interests in the Company.

                  13.2.7   Allocations During Period of Liquidation.

                  During the period commencing on the first day of the fiscal quarter during which a dissolution event described in Section 13.1 hereof occurs and ending on the date on which all of the assets of the Company have been distributed to the Members pursuant to Section 13.2.4 hereof, the Members shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Article 7 hereof.

                  13.2.8   Character of Liquidating Distributions.

                  All payments made in liquidation of the interest of a Member in the Company shall be made in exchange for the interest of such Member in the Property pursuant to Section 736(b)(1) of the Code, including the interest of such Member in Company goodwill.

         Section 13.3      Disposition of Documents and Records.

         All documents of the Company shall be retained upon termination of the Company for a period of not less than seven (7) years by a party mutually acceptable to the Members; provided, however, that if there is an Internal Revenue Service examination or audit, or notice thereof, which requires access to the documents, the documents shall be retained until the examination or audit is completed and any tax liability finally determined. The costs and expenses of personnel and storage costs associated therewith shall be shared by the Members pro rata in accordance with their respective Percentage Interests. The documents shall be available during normal business hours to all Members for inspection and copying at such Member's cost and expense.

         Section 13.4      Date of Termination.

         The Company shall be terminated as of the effective date of the certificate of cancellation filed with the State of Delaware or if no effective date as of the date of filing. The establishment of any reserves shall not have the effect of extending the date of termination of the Company.

                                   ARTICLE 14

                                 INDEMNIFICATION

         Each Member shall defend, indemnify and hold harmless the other Member from and against any and all claims, demands, liabilities, losses, damages, costs and expenses, including but not limited to reasonable attorney fees arising out of or resulting from its negligent or willful act or omission pursuant to this Agreement or any obligation imposed by this Agreement. In the event of a conflict between this provision and a specific indemnification provision in this Agreement, the more specific provision shall govern.

                                   ARTICLE 15

                               GENERAL PROVISIONS

         Section 15.1      Notices.

         Any notice, consent, approval, or other communication which is provided for or required by this Agreement must be in writing and may be delivered in person to any party or may be sent by a facsimile transmission, telegram, courier or registered or certified U.S. mail, with postage prepaid, return receipt requested. Any such notice or other written communications shall be deemed received by the party to whom it is sent (i) in the case of personal delivery, on the date of delivery to the party to whom such notice is addressed as evidenced by a written receipt signed on behalf of such party, (ii) in the case of facsimile transmission or telegram, the next business day after the date of transmission, (iii) in the case of courier delivery, the date receipt is acknowledged by the party to whom such notice is addressed as evidenced by a written receipt signed on behalf of such party, and (iv) in the case of registered or certified mail, the earlier of the date receipt is acknowledged on the return receipt for such notice or five (5) business days after the date of posting by the United States Post Office. For purposes of notices, the addresses of the parties hereto shall be as follows, which addresses may be changed at any time by written notice given in accordance with this provision:

         If to:   CNL

         CNL Hospitality Partners, LP
         CNL Center at City Commons
         450 South Orange Avenue
         Orlando, Florida  32801
         Attn:  Charles A. Muller


     CBM Annex, Inc.
     c/o Marriott International, Inc.
     10400 Fernwood Road
     Bethesda, Maryland 20817
     Attn:  Department 52.923 -- Hotel Operations

         Failure of, or delay in delivery of any copy of a notice or other written communication shall not impair the effectiveness of such notice or written communication given to any party to this Agreement as specified herein.

         Section 15.2      Entire Agreement.

         This Agreement (including all Exhibits referred to herein and attached hereto, which Exhibits are part of this Agreement for all purposes) contains the entire understanding between the Members and supersedes any prior understanding and agreements between them respecting the within subject matter. There are no representations, agreements, arrangements or understandings, oral or written, between the Members relating to the subject of this Agreement which are not fully expressed herein.

         Section 15.3      Severability.

         If any provision of this Agreement, or the application thereof to any person or circumstances shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law; provided, however, that the above-described invalidity or unenforceability does not diminish in any material respect the ability of the Members to achieve the purposes for which this Company was formed.

         Section 15.4      Successors and Assigns.

         Subject to the restrictions on Transfer set forth in Article 11, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

         Section 15.5      Counterparts.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

         Section 15.6      Additional Documents and Acts.

         In connection with this Agreement, as well as all transactions contemplated by this Agreement, each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement, and all such transactions, provided, that nothing in this section shall be construed to require a Member to approve a Major Decision that requires the Approval of the Members.

         Section 15.7      Interpretation.

         This Agreement and the rights and obligations of the respective parties hereunder shall be governed by and interpreted and enforced in accordance with the Laws of the State of Delaware (not including the choice of law rules thereof).

         Section 15.8      Terms.

         Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular, and plural, as the identity of the person or persons, firm or corporation may in the context require. Any reference to the Code or Laws shall include all amendments, modifications, or replacements of the specific sections and provisions concerned.

         Section 15.9      Amendment.

         This Agreement may not be amended, altered or modified except by an instrument in writing signed by both Members.

         Section 15.10     References to this Agreement.

         Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated. The words "herein," "hereof," "hereunder," "hereby," "this Agreement" and other similar references shall be construed to mean and include this Agreement and all amendments thereof and Exhibits thereto unless the context shall clearly indicate or require otherwise.

         Section 15.11     Headings.

         All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

         Section 15.12     No Third Party Beneficiary.

         This Agreement is made solely and specifically among and for the benefit of the parties hereto, and their respective successors and assigns, subject to the express provisions hereof relating to successors and assigns, and no other Person whatsoever shall have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

         Section 15.13     No Waiver.

         No consent or waiver, either expressed or implied, by a Member to or of any breach or default by the other Member in the performance by such other Member of the obligations thereof under this Agreement shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Member of the same or any other obligations of such other Member under this Agreement. Failure on the part of either Member to complain of any act or failure to act of the other Member, failure on the part of a complaining Member to continue to complain or to pursue complaints with respect to any act or failure to act of the other Member, or failure on the part of Member to declare the other Member in default, irrespective of how long such failure continues, shall not constitute a waiver by such Member of the rights and remedies thereof under this Agreement or otherwise at law or in equity.

         Section 15.14     Time of Essence.

         Time is of the essence of this Agreement.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized corporate officers, each on the day and year first above written.


                                     CNL HOSPITALITY PARTNERS, LP

                                     By:  CNL Hospitality GP Corp.,
                                          a Delaware corporation, its General
                                          Partner



                                          By:/s/ C. Brian Strickland
                                             ---------------------------------
                                              Name: C. Brian Stricklans
                                              Title: Vice President


                                     CBM ANNEX, INC.



                                          By: /s/ Michael E. Dearing
                                             ---------------------------------
                                              Name: Michael E. Dearing
                                              Title: Vice President

                                    EXHIBIT A

                                   DEFINITIONS

         When used in this Agreement, the following terms will have the meanings set forth below:

         "Accounting Period" shall have the meaning given to such term in the Lease.

         "Act" shall mean the Delaware Limited Liability Company Act.

         "Administrative Member" shall mean the Member so designated pursuant to
Section 9.2.

         "Affiliate(s)" shall mean a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person(s) in question. The term "control", as used in the immediately preceding sentence, means, (i) with respect to a Person that is a corporation, the right to exercise, directly or indirectly, the rights attributable to fifty percent (50%) or more of the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person, or (ii) having a material financial interest in such Person.

         "Agreement" shall mean this Limited Liability Company Agreement, as amended from time to time.

         "Approved by the Members" or "Approval of the Members" shall mean the written approval by both Members.

         "Bank" shall mean any of the banking institutions which from time to time are selected by the Administrative Member to serve as one of the Company's principal banks.

         "Bankruptcy" shall mean, title 11, U.S. Code or any similar federal or state law for the relief of debtors, each as amended from time to time.

         "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in Philadelphia, Pennsylvania are authorized or required by law, regulation or executive order to close.

         "Capital Account" shall have the meaning specified in Section 2.A of the Tax Allocations Exhibit.

         "Capital Contributions" shall mean any capital contributions made pursuant to Section 6.2.

         "Capital Proceeds" shall mean the net proceeds from:

     (i) loans to the Company (other than the TIF Financing and Qualified Financing, the distribution of which shall be governed by Sections 7.4 and 7.5) in excess of current or reasonably anticipated Company needs (including reasonable reserves for Company debt obligations and working capital as determined by the Administrative Member) or excess funds received from refinancing of any Company indebtedness (x) after the payment of, or provision for the payment of, all costs and expenses incurred by the Company in connection with such refinancing, and (y) after deduction or retention of such sums as the Administrative Member reasonably determines to be necessary to be retained as a reserve for the conduct of the business of the Company; and

     (ii)any sale, exchange, condemnation or other disposition of the Property, or any portion thereof or any interest therein, any equipment used thereon, or any other capital asset of the Company or from claims on policies of insurance maintained by the Company for damage to or destruction of capital assets of the Company or the loss of title thereto (to the extent that such proceeds exceed the actual or estimated costs of repairing or replacing the assets damaged or destroyed if, pursuant to this Agreement, such assets are repaired or replaced) (x) after the payment of, or provision for the payment of, all costs and expenses incurred by the Company in connection with such sale or other disposition or the receipt of such insurance proceeds, as the case may be, and (y) after deduction or retention of such sums as the Administrative Member reasonably determines to be necessary to be retained as a reserve for the conduct of the business of the Company.

         "Cash Flow" shall mean for any period the Gross Receipts for such period less Operating Expenses for such period.

         "Cash Need" shall mean funds required by the Company to pay Operating Expenses in excess of Gross Receipts and other cash requirements of the Company pursuant to the terms of the Lease or as otherwise Approved by the Members.

         "Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

         "Company" shall mean the limited liability company formed pursuant to the terms hereof for the limited purposes and scope set forth herein.

         "Company's Accountants" shall mean PriceWaterhouse Coopers, L.L.P.

         "Contribution Loan" shall mean a loan made by a Member pursuant to the provisions of Section 6.2.2.

         "Credit Conditions" shall mean the restrictions which must be complied with in order to qualify for the Historic Tax Credit or to avoid an event of recapture in respect of the Historic Tax Credit. The currently known restrictions are as set forth in Exhibit D hereto. As other restrictions are enacted or become known, and the Administrative Member is notified of such new restrictions, such new restrictions will thereafter become Credit Conditions (in addition to the ones appearing on Exhibit D).

         "Fair Market Value" shall, for purposes of the purchase of CBM's Interest by CNL pursuant to Section 11.2, have the meanings, and be determined in the manner, set forth in Section 11.2. For any other purpose the term shall mean the fair market value of the property being valued as agreed by CNL and CBM or, if they should fail to reach agreement, by an appraiser selected by CNL and acceptable to CBM. If the appraiser selected by CNL is not acceptable to CBM, CBM may elect to retain a separate appraiser. If either CNL or CBM disagrees with the determination of the appraiser chosen by CNL with the approval of CBM (or if CNL and CBM retained separate appraisers, if such appraisers cannot jointly make a determination as to the fair market value of the subject property), then such appraiser (or appraisers), in its (or their) sole discretion, shall choose another appraiser, which shall make such determination and render such an opinion. In either case the determination so made shall be conclusive and binding on CNL and CBM. The fees and expenses of the appraiser selected by CNL and acceptable to CBM shall be paid equally by CNL and CBM. If each Member engages an appraiser as provided above, each Member will be responsible for the fees and expenses of the appraiser it so engages. If a third appraiser is required because the two selected appraisers cannot agree, then fees and expenses of the third appraiser will be paid equally by the Members. If CBM disagrees with the conclusion reached by the appraiser selected by CNL and accepted by CBM, the fees and expenses of the appraiser selected by CNL's appraiser will be shared equally by the Members.

         "Fiscal Quarter" shall mean the periods of January through March, April through June, July through September and October through December within any Fiscal Year.

         "Fiscal Year" shall mean the fiscal year of the Company as determined under Section 706(b) of the Internal Revenue Code.

         "Gross Receipts" shall mean all revenues (other than Capital Proceeds and the proceeds of the TIF Financing and Qualified Financing) from the conduct of the business of the Company from all sources. Payments made into the Reserve (as defined in the Lease) shall, for the purposes hereof, not be included in Gross Receipts.

         "Historic Tax Credit" shall mean the historic rehabilitation tax credit allowable to the Company under Section 47 of the Internal Revenue Code.

         "Interest" shall mean a Member's Percentage Interest and each and every other right, title or interest of the Member in the Company by virtue of its being a Member thereof.

         "Land" shall mean that certain parcel of land located at 23-31 North Juniper Street, Philadelphia, Pennsylvania, commonly known as the "City Annex Site".

         "Laws" shall mean federal, state and local statutes, case law, rules, regulations, ordinances, codes and the like which are in full force and effect from time to time and which affect the Property or the ownership or operation thereof.

         "Lease" shall mean that certain Lease Agreement of even date herewith between the Company, as Landlord, and City Center Annex Tenant Corporation, a Delaware corporation, as Tenant, demising the Property.

         "Major Decisions" shall have the meaning specified in Section 9.5 and Exhibit C hereto.

         "Member" shall mean CNL Hospitality Partners, LP, CBM Annex, Inc., or any other Person from time to time owning a Percentage Interest and otherwise entitled to the rights of a Member under the Agreement.

         "Members" shall mean, collectively, CNL Hospitality Partners, LP, CBM Annex, Inc., and each other Person from time to time owning a Percentage Interest and otherwise entitled to the rights of a Member under the Agreement.

         "MI" shall mean Marriott International, Inc., a Delaware corporation, its successors and assigns.

         "Opening Date" shall mean the date on which the first paying customer is received at the Property.

         "Operating Expenses" shall mean all expenditures of any kind made with respect to the operations of the Company in the normal course of business including, but not limited to, real estate and other ad valorem taxes, insurance premiums, Ordinary Debt Service and any other debt service on any loans made to the Company in accordance with Section 6.3.3, repair, maintenance and other expenses in respect of the Property, including any such expenses payable by Company under the Lease, plus such sums as are deemed reasonably necessary as a reserve to be retained for the conduct of the business of the Company, including the payment of capital expenditures and other expenditures under the Lease. Such expenses shall be determined on a cash basis and shall not include any non-cash items such as depreciation or amortization. Expenses paid from the proceeds of the Reserve (as defined in the Lease) shall not, for the purposes hereof, be included in Operating Expenses.

         "Ordinary Debt Service" shall mean (i) the interest expense on Qualified Financing and (ii) the principal amortization component (based on an amortization schedule of no less than 25 years) of monthly debt service payments on the first $32,500,000.00 of Qualified Financing. In no event shall Ordinary Debt Service include principal payments in excess of the principal amortization described in clause (ii) of in the preceding sentence, including without limitation, balloon principal payments due at maturity or accelerated maturity on Qualified Financing.

         "Percentage Interest" shall mean the total interest in the Company owned by each Member as set forth in Section 6.1.1.

         "Person" shall mean an individual, partnership, corporation, trust, unincorporated association, limited liability company, joint stock company or other entity or association.

         "Prime Rate" shall mean the per annum interest rate which is publicly announced (whether or not actually charged in each instance) from time to time (adjusted daily) by Chemical Bank, New York, as its "prime rate." In the event such bank discontinues the quotation of such rate or in the event the same ceases to be readily ascertainable, the Administrative Member shall designate, subject to the Approval of the Members (which approval shall not be unreasonably withheld or delayed), as the Prime Rate, either another bank's quotation of such rate or equivalent rate of interest which is readily ascertainable and is appropriate, as the case may be.

         "Profit" and "Loss" means, for each Fiscal Year of the Company (or other period for which Profit or Loss must be computed), the Company's taxable income or loss determined in accordance with Section 703(a) of the Code, with the following adjustments:

         (i) All items of income, gain, loss, deduction or credit required to be stated separately pursuant to section 703(a)(1) of the Code shall be included in computing taxable income or loss;

         (ii) Any tax-exempt income of the Company, not otherwise taken into account in computing Profit or Loss, shall be included in computing taxable income or loss;

         (iii) Any expenditures of the Company described in Section 705(a)(2)(B) of the Code (or treated as such pursuant to Regulations Section 1.704-1(b)(2)(iv)(i)), and not otherwise taken into account in computing Profit or Loss, shall be subtracted from taxable income or loss;

         (iv) Gain or loss resulting from any taxable disposition of Company property shall be computed by reference to the adjusted book value of the property disposed of, notwithstanding the fact that such adjusted book value differs from the adjusted basis of the property for federal income tax purposes;

         (v) In lieu of the depreciation, amortization or cost recovery deductions allowable in computing taxable income or loss, there shall be taken into account depreciation computed with reference to the adjusted book value of the asset; and

         (vi) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 5 of Exhibit B to the Agreement shall not be taken into account in computing Profit or Loss.

         "Property" shall mean that certain Courtyard by Marriott hotel, located on the Land, including all improvements, equipment and personal property necessary or desirable for the operation of the Courtyard by Marriott hotel and all other improvements located on the Land and the appurtenances thereto.

         "Purchase and Sale Agreement" shall have the meaning specified in Recital B.

         "Qualified First Mortgage Financing" shall mean debt financing secured by a first priority deed of trust or mortgage on the Property with a principal amount of no more than $35,000,000, an interest rate no greater than ten percent (10%) per annum, a principal amortization based on a principal amount of no more than $32,500,000.00 using an amortization schedule of at least twenty-five (25) years, and containing no additional fees or administrative charges factored into the monthly debt service payments.

         "Qualified Financing" shall mean, collectively, the Qualified First Mortgage Financing and the Qualified Mezzanine Financing.

         "Qualified Junior Financing" shall mean debt financing secured by either CNL's Interest or a second priority deed of the trust or mortgage on the Property with a principal amount of no more than an amount which equals the remainder of (i) $35,000,000, less (ii) the principal amount of the Qualified First Mortgage Financing and bearing an interest rate no greater than ten percent (10%) per annum, with no principal amortization, and containing no additional fees or administrative charges factored into the monthly debt service payments.

         "Recapture Period" shall mean the period beginning on the Opening Date and ending the day after the fifth anniversary of the Opening Date.

         "Tax Allocations Exhibit" shall mean the provisions on Capital Accounts and special allocations rules attached hereto as Exhibit B.

         "Tax Credits" shall mean all of the Company's tax credits, including, without limitation, the Historic Tax Credit.

         "TIF Financing" shall have the meaning specified in Section 6.3.1.

         "Transaction Documents" shall mean the Lease together with that certain Limited Rent Guaranty made by MI of even date therewith, that certain Membership Interest Pledge Agreement made by MI of even date therewith, that certain Guaranty by CNL Hospitality Partners, L.P. ("CHP") of even date therewith, that certain Owner Agreement of even date herewith between CHP and MI, and each and every document or instrument entered into or given in connection with the closing under the Purchase and Sale Agreement.

         "Transfer" shall have the meaning specified in Section 11.1.

         "Transferee" shall have the meaning specified in Section 11.3.

         "Transferor" shall have the meaning specified in Section 11.3.

                                    EXHIBIT B

                                 TAX ALLOCATIONS
         The following definitions shall be applied to the terms used in this Exhibit B. Capitalized terms not defined shall have the meaning set forth in the Agreement.

         "Adjusted Capital Account" means the Capital Account maintained for each Member as of the end of each Company Year (i) increased by any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), l.704-l(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).
The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Adjusted Capital Account as of the end of the relevant Company Year.

         "Company Minimum Gain" has the meaning set forth in Regulations Section 1.704-2(b)(2) for "partnership minimum gain," and the amount of Company Minimum Gain, as well as any net increase or decrease in a Company Minimum Gain, for a Company Year shall be determined in accordance with the rules of Regulations
Section 1.704-2(d).

         "Company Year" means the Fiscal Year of the Company.

         "Depreciation" means, for each fiscal year an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year.

         "Member Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

         "Member  Nonrecourse  Debt" has the  meaning  set forth in  Regulations
Section 1.704-2(b)(4) for "partner nonrecourse debt".

         "Member Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704- 2(i)(2) for "partner nonrecourse deductions", and the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Company Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

         "Nonrecourse  Deductions"  has the  meaning  set  forth in  Regulations
Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Company Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

        "Nonrecourse Liability" has the meaning set forth in Regulations Section 1.752-1(a)(2).

         "Regulations" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).




      A. The Company shall maintain for each Member a separate capital account ("Capital Account") in accordance with the rules of Regulations Section l.704-l(b)(2)(iv). Such Capital Account shall be increased by
          (i) the amount of all Capital Contributions and any other deemed contributions made by such Member to the Company pursuant to this Agreement and (ii) all items of Company income and gain (including income and gain exempt from tax) computed in accordance with Section 2.B hereof and allocated to such Member pursuant to Section 7.1 of the Agreement and/or Section 5 of this Exhibit B, and decreased by (x) the amount of cash or agreed value of all actual and deemed distributions of property made to such Member pursuant to this Agreement and (y) all items of Company deduction and loss computed in accordance with
          Section 2.B hereof and  allocated  to such Member  pursuant to Section
          7.1 of the Agreement and/or Section 5 of this Exhibit B.

      B. For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Members' Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss).

      C. Generally, a transferee (including an assignee) of a Company interest shall succeed to a pro rata portion of the Capital Account of the transferor.

      D. The provisions of this Agreement (including this Exhibit B) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Members shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company and/or one or more of the Members) are computed in order to comply with such Regulations, the Members may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to the Agreement upon the dissolution of the Company. The Members also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Regulations Section l.704-l(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section l.704-1(b).


         No interest shall be paid by the Company on Capital Contributions or on balances in Members' Capital Accounts

         No Member shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Company, except as expressly provided in the Agreement.


         Notwithstanding any other provision of the Agreement or this Exhibit B, the following special allocations shall be made in the following order:

      A. Minimum Gain Chargeback. Notwithstanding the provisions of Sections 7.1, 7.2 and 7.3 of the Agreement or any other provisions of this Exhibit B, if there is a net decrease in Company Minimum Gain during any Company Year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This
          Section 5.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f).

      B. Member Minimum Gain Chargeback. Notwithstanding the provisions of Sections 7.1, 7.2, and 7.3 of this Agreement or any other provisions of this Exhibit B (except Section 5.A hereof), if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Company Year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 5.B is intended to comply with the minimum gain chargeback requirement in Regulations
          Section  1.704-   2(i)(4)  and  shall  be   interpreted   consistently
          therewith.

      C. Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-l(b)(2)(ii)(d)(4), l.704-1(b)(2)(ii)(d)(5), or
          1.704-l(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections 5.A and 5.B hereof, such Member has an Adjusted Capital Account Deficit, items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income and gain for the Company Year) shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible.

      D. Nonrecourse Deductions. Nonrecourse Deductions for any Company Year shall be specially allocated in the same manner as the Profits, Losses and Tax Credits as provided in Section 7.1 of the Agreement. If the Members determine in good faith discretion that the Company's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the Administrative Member is authorized to revise the prescribed ratio to the numerically closest ratio for such Company Year which would satisfy such requirements.

      E. Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Company Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704- 2(i).

      F. Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-l(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

         Each item of income, gain, loss and deduction shall be allocated among the Members in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Article 7 of the Agreement and/or
Section 5 of this Exhibit B.

                                    EXHIBIT C
                                 MAJOR DECISIONS

The following decisions ("Major Decisions") of the Company, shall require the Approval by the Members:

               (a) The sale, transfer, lease or encumbrance of the Property or any portion thereof or interest therein;

               (b) Amendments to or alteration of the Limited Liability Company Agreement of the Company;

               (c) Issuance of bonds or any other secured debt of the Company;

               (d)     Liquidation, winding up or dissolution;

               (e)     Merger or amalgamation with or into any third party;

               (f) Transfer of property by the liquidator of the Company to another corporation;

               (g) Sanction of an arrangement between the Company and its creditors;

               (h)     Appointment of Administrative Member;

               (i) Entering into any contracts on behalf of the Company other than equipment leases, service agreements or other similar contracts or agreements in the normal course of Company's business;

               (j) The conduct of, or defense, compromise or settlement of litigation by and against the Company (except where the tenant under the Lease ("Tenant") is a party to such litigation and Tenant is controlled by an Affiliate of
                       CBM);

               (k)     Except as provided in Sections 6.3.1 (TIF  Financing) and
                       6.3.2 (Qualified Financing), the borrowing of funds on either a secured or unsecured basis, obtaining letters of credit, issuing debt instruments, or entering into credit facilities by or on behalf of the Company;

               (l) Conduct any business other than as permitted in Section 3.1, or enter into any business arrangements relating to any business or property other than the business or Property described in Section 3.1;

               (m)     Any  distributions  other  than those  made  pursuant  to
                       Article 7 ;

               (n) Entering into any agreement, including without limitation, service agreements, where a Member or a Member's Affiliate is a party, other than the Lease (which the Company is expressly authorized to enter into and perform), and contracts and agreements with an Affiliate of CNL for accounting, tax and in-house legal services (provided such services are provided on a basis which is competitive with other quality providers of such services and the contract or contracts therefor are negotiated on an arms-length basis).

               (o)     Filing a petition for Bankruptcy; and

               (p) Actions which would alter or affect any Tax Credits, including without limitation, the Historic Tax Credit, or which would trigger a recapture of any such credits.



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                                    EXHIBIT D
                                CREDIT CONDITIONS

         The term "Credit Conditions" as used in the Agreement shall mean and include the following:

o No disposition of the Property within the 5-year recapture period. "Disposition" includes, among others, sale, exchange, transfer, distribution, involuntary conversion, and disposition by gift.
o No demolition or abandonment of the Property within the 5-year recapture period.
o No lease of the Property during the 5-year recapture period to a foreign person or entity, a tax-exempt entity, or a governmental unit.
o No reduction in CBM's percentage interest in the Company beyond that specified in the Agreement by any means (e.g., sale of additional member interests, dilution, etc.) during the 5-year recapture period.
o Assist in obtaining the final Phase III certification of the historic rehabilitation and assist and cooperate with any governmental inspections of the Property during the 5-year recapture period.
o Prepare and file tax returns allocating the rehabilitation credits to CBM in accordance with the terms of the Agreement.
o The National Park Service or relevant State Historic Preservation Officer must approve all structural alterations of the Property during the 5-year recapture period.
o Cooperate in any audits to insure that the historic rehabilitation credits claimed are retained. Maintain all necessary records to substantiate the credits claimed.
o Take no action that would result in a reduction of the basis of the Property during the 5-year recapture period. For this purpose, depreciation deductions and basis adjustments required under Section 50(c) are not taken into account.
o Make no Section 754 election, unless such an election will not result in a basis increase that adversely affects the ability of the Property to qualify as a substantially rehabilitated building.
o Ensure that the Property is continually used in a trade or business activity during the 5-year recapture period.

                                    EXHIBIT E

                                PROPERTY EXPENSES

         The term "Property Expenses" shall mean for the requisite period the sum of the following items:

         1. the cost of sales, including, without limitation, compensation, fringe benefits, payroll taxes and other costs relating to employees of Tenant and/or the Manager (the foregoing costs shall not include salaries and other employee costs of executive personnel of Tenant and/or the Manager who do not work at the Property on a regular basis; except that the foregoing costs shall include the allocable portion of the salary and other employee costs of any general manager or other supervisory personnel assigned to a "cluster" of hotels which includes the Property);

         2. departmental expenses incurred at departments within the Property; administrative and general expenses; the cost of marketing incurred by the Property; advertising and business promotion incurred by the Property; heat, light, and power; computer line charges; and routine repairs, maintenance and minor alterations not paid from the Reserve;

         3. the cost of Inventories and FAS (as those terms are defined in the Lease) consumed in the operation of the Property;

         4. a reasonable reserve for uncollectible accounts receivable as determined by the Tenant and/or Manager;

         5. all costs and fees of independent professionals or other third parties who are retained by Tenant and/or Manager to perform services required or permitted hereunder;

         6. all costs and fees of technical consultants and operational experts who are retained or employed by Tenant, Manager and/or Affiliates of the Tenant or Manager for specialized services (including, without limitation, quality assurance inspectors) and the cost of attendance by employees of the Property at training and manpower development programs sponsored by Tenant and/or Manager;

         7. the fees and other charges paid pursuant to the terms of the Franchise Agreement, including all franchise fees and royalty fees;

         8. insurance costs and expenses as provided in Article 9 of the Lease;

         9. payments made into the Reserve pursuant to Section 5.1.2 of the Lease;

        10. payments of Impositions pursuant to the Lease; and


         11. such other costs and expenses incurred by Tenant and/or Manager as are specifically provided for elsewhere in the Lease, provided, however, it shall not include any fees paid to the Manager pursuant to the terms of any Management Agreement.

Goods and services purchased and expenses incurred for a group or cluster of hotels including the Property shall be allocated on an equitable basis.